SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15 (d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported) FEBRUARY 19, 1998


                                 INTERPOOL, INC.
             (Exact name of registrant as specified in its charter)


      DELAWARE                          001-11862                  13-3467669
(State or other jurisdiction of       (Commission                 (IRS Employer
 incorporation)                       File Number)                  ID Number)

         211 COLLEGE ROAD EAST, PRINCETON, NEW JERSEY     08540
         (Address of principal executive offices)        (Zip Code)

Registrant's Telephone Number, including area code:      (609) 452-8900


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         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     On February 19, 1998, Interpool, Inc. entered into an agreement to sell $100 million aggregate principal amount of 6-5/8% Notes due 2003. The transaction closed on February 24, 1998. The 6-5/8% Notes were sold in a private transaction pursuant to Rule 144A under the Securities Act of 1933, as amended.

     Interpool expects to use the net proceeds from the issuance of the 6-5/8% Notes, estimated at approximately $99 million, to repay all outstanding borrowings under its revolving credit agreement and for general corporate purposes, including, but not limited to, the purchase of equipment, acquisitions and/or working capital.

     The 6-5/8% Notes will not be registered under the Securities Act of 1933, as amended and may not be offered or sold in the United States or to any U.S. person absent registration or an applicable exemption from registration requirements.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial Statements of Business Acquired. - Not applicable.

     (b) Pro Forma Financial Information. - Not applicable.

     (c) Exhibits.

                  99.1 - Press release.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        INTERPOOL, INC.

                                         By: /S/ RICHARD W. GROSS
                                             Name:  Richard W. Gross
                                             Title: Senior Vice President


Dated:  February 24, 1998